                                                                    Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                         PEOPLES FINANCIAL CORPORATION
                         PURSUANT TO 18 U.S.C. SS. 1350

I, Lauri A. Wood, Chief Financial Officer and Controller of Peoples Financial Corporation (the "Company"), hereby certify that the accompanying report on Form 10-Q for the period ending September 30, 2003 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material aspects, the financial operations and results of operations of the Company.

                   By: /s/ Lauri A. Wood
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                       Lauri A. Wood

                       Chief Financial Officer and Controller

                       November 7, 2003
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                       Date